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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file numbers: 333-11651, 333-21593, 333-42536,
333-42538, 333-42540, 333-44575, 333-71872, 333-71874 and 333-80225) of Aspen
Technology, Inc. of our report dated May 17, 2002 relating to the financial statements of Hyprotech Division of AEA Technology plc, which appears in the Current Report on Form 8-K of Aspen Technology, Inc. dated May 31, 2002.


/s/ PricewaterhouseCoopers LLP

Calgary, Alberta, Canada
May 31, 2002